EXHIBIT 99.1
                                                                    ------------

P R E S S   R E L E A S E
--------------------------------------------------------------------------------
                                       For:           Duane Reade Inc.
                                       Approved By:   John Henry
                                                      (212) 273-5746
                                                      SVP - Chief Financial
                                                      Officer
                                       Contact:       Cara O'Brien/Lauren Puffer
                                                      Press: Melissa Merrill
                                                      (212) 850-5600
                                                      Financial Dynamics

FOR IMMEDIATE RELEASE

                DUANE READE HOLDINGS, INC. REPORTS THIRD QUARTER
                        AND NINE MONTH FINANCIAL RESULTS

--------------------------------------------------------------------------------

       New York, New York, November 1, 2005 -- Duane Reade Holdings, Inc. today reported financial results for the third quarter and nine months ended September 24, 2005.

CHANGE IN OWNERSHIP
-------------------

       On July 30, 2004, the Company completed its acquisition by Oak Hill Capital Partners, L.P. and this change in ownership resulted in a new basis of accounting. This change has resulted in the application of purchase accounting which requires that various balance sheet account carrying values be adjusted to fair value as of the transaction date.

       In this press release, the Company's financial results for the current year's third quarter and nine months ended September 24, 2005 reflect this new basis of accounting. The portions of the prior year's third quarter and nine months subsequent to the acquisition are shown separately on page 5 of this release and are identified as the Successor. The portions of the previous year's financial results for the third quarter and nine months prior to the acquisition are also shown separately on page 5, reflect the historical basis of accounting prior to the acquisition and are identified as the Predecessor.


THIRD QUARTER RESULTS
---------------------

       Net sales were $378.6 million compared to $380.4 million in the previous year. Net sales before inclusion of resale activity were $359.2 million, up 2.7% over the previous year. Total same-store sales increased 2.1%, with a pharmacy same-store sales increase of 0.3% and a front-end same-store sales increase of 3.7%.

       The percentage of more profitable but lower-priced generic prescriptions to total prescriptions increased 4.2% over the previous year resulting in a negative impact on pharmacy same-store sales of 2.5%. Pharmacy same-store sales were also adversely impacted by 1.8% due to the negative publicity and reduced consumer demand for arthritis medications and certain other high volume drugs and approximately 1.9% due to increased mail order penetration resulting from conversion of certain third party plans to mandatory mail order requirements. The front-end same-store sales increase reflects the favorable impact of a stronger New York City economy as well as added sales from the improved Dollar Rewards customer loyalty card program. In addition, the comparison benefits because of the prior year sales disruptions associated with the Republican convention.

       Net loss was $15.7 million, compared to a net loss of $39.0 million in the previous year. The current year's results reflect (i) increased non-cash depreciation and amortization expenses of $6.9 million, resulting from the application of purchase accounting related to the July 30, 2004 acquisition of the Company, (ii) increased interest expense of $5.1 million primarily associated with the debt incurred by the Company as part of the acquisition, and
(iii) higher selling, general and administrative expenses of $6.8 million, primarily attributable to increased consulting and litigation related legal expenses and increased pharmacy labor costs. The tax benefit for the current year's third quarter was $12.9 million, compared to $34.2 million last year.

       The prior year's loss reflected pre-tax charges of (i) $37.5 million associated with expenses related to Oak Hill's acquisition of the Company on July 30, 2004 and (ii) $25.3 million primarily related to the Company's termination of its obligations under the Chairman's supplemental executive retirement plan.

       Adjusted FIFO EBITDA, as defined on the attached schedule of operating data, was $8.2 million, or 2.2% of sales, versus $12.5 million, or 3.3% of sales, in the prior year period. The decline was primarily attributable to consulting costs and expenses associated with several initiatives to improve the Company's operations, litigation related professional fees, higher labor costs for pharmacists and minimum wage increases as well as self insured retention costs associated with a fire that occurred in one of the Company's stores. Increased consulting and related expenses of approximately $1.0 million were attributable to the development of several new management initiatives to improve our operations and customers' shopping experience. Professional fees primarily related to litigation related legal expenses increased by $1.9 million over the previous year.

       Cash outflow from investing activities for the quarter amounted to $0.4 million. Total debt at quarter's end amounted to $556.9 million, with approximately $80.0 million of availability under the Company's revolving credit facility.

       Commenting on the Company's third quarter results, Anthony J. Cuti, Chairman of the Board and Chief Executive Officer, stated, "The third quarter front-end sales performance reflects the continued improvement in the New York City economy as well as an improved marketing and promotional program that has resulted in increased customer visits. The quarterly decline in Adjusted FIFO EBITDA reflects investments being made to improve our operations and costs associated with ongoing litigation activity that should decline during 2006. In addition, our initiative to improve inventory management is on track as evidenced by a $19.8 million reduction achieved during the third quarter. We continue to be confident that these efforts will yield improved financial results as we move into the new fiscal year."

NINE MONTH RESULTS
------------------

       Net sales for the first nine months increased to $1.173 billion from $1.166 billion in the previous year. Net sales before inclusion of resale activity were $1.100 billion, reflecting an increase of 3.4% over the prior year. Total same-store sales increased 1.4%, with pharmacy and front-end same-store increases of 0.7% and 2.0%, respectively. The aforementioned factors which impacted third quarter store sales also affected the Company's results during the first nine months of the fiscal year.

       Net loss for the nine month period was $38.8 million, compared to a net loss of $34.7 million in the previous year. The current year's results reflect
(i) an increase in non-cash depreciation and amortization expenses of $24.1 million, resulting from the application of acquisition-related purchase accounting, (ii) an interest expense increase of $21.1 million, primarily attributable to debt related financing associated with the acquisition, (iii) increased consulting and litigation related legal costs of $6.8 million, (iv) a decline in gross profit of $2.6 million, reflecting higher non-cash store occupancy expenses of $3.3 million associated with acquisition-related lease accounting as well as lower vendor rebates and allowances and increased inventory shrink losses and (v) higher labor costs for the reasons mentioned above.

       The previous year's results included pre-tax charges of (i) $40.1 million related to expenses associated with the Oak Hill acquisition transaction and
(ii) $25.3 million primarily related to the above mentioned termination of the Chairman's supplemental executive retirement program.

       Adjusted FIFO EBITDA was $37.9 million, or 3.2% of sales, compared to $53.9 million, or 4.6% of sales, in the previous year.

       During the first nine months of the year, the Company opened five new stores and closed 11 stores, compared with 16 new stores opened and two stores closed in the prior year period. Pre-opening expenses were $0.3 million, compared to $0.8 million in the previous year.


ACCOUNTING RESTATEMENTS
-----------------------

       The Company filed a Form 10-K/A on May 16, 2005 summarizing the impact of certain restatements resulting from changes in accounting practices. All such changes are reflected in the attached financial data.


CONFERENCE CALL INFORMATION
---------------------------

       The Company will hold a conference call on Tuesday, November 1, 2005 at 10:00 AM Eastern Time to discuss financial results for the third quarter and the first nine months ended September 24, 2005. A live webcast of the call will be accessible from the Investor Information section of the Duane Reade website (HTTP://WWW.DUANEREADE.COM) and the call will be archived on the website until November 15, 2005. Additionally, a replay of the conference call will be available from 12:00PM Eastern Time on November 1, 2005 until 12:00PM Eastern Time on November 3, 2005. The replay can be accessed by dialing (877) 519-4471, access code "6652602."


ABOUT DUANE READE
-----------------

       Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing. As of September 24, 2005, the Company operated 249 stores.

       EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE AND THE ACCOMPANYING DISCUSSION ON THE EARNINGS CONFERENCE CALL ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION, THIS DOCUMENT MAY CONTAIN STATEMENTS, ESTIMATES OR PROJECTIONS THAT CONSTITUTE "FORWARD-LOOKING" STATEMENTS AS DEFINED UNDER U.S. FEDERAL SECURITIES LAWS. FORWARD-LOOKING
STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED OR EXPECTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHER THINGS, THE COMPETITIVE ENVIRONMENT IN THE DRUG STORE INDUSTRY IN GENERAL AND IN THE NEW YORK METROPOLITAN AREA, THE ABILITY TO OPEN AND OPERATE NEW STORES, THE
CONTINUED EFFORTS BY PAYERS AND GOVERNMENT AGENCIES TO REDUCE PRESCRIPTION REIMBURSEMENT RATES AND PRESCRIPTION DRUG BENEFITS, THE STRENGTH OF THE ECONOMY IN GENERAL, THE ECONOMIC CONDITIONS IN THE NEW YORK GREATER METROPOLITAN AREA, CHANGES IN FEDERAL AND STATE LAWS AND REGULATIONS, INCLUDING THE POTENTIAL IMPACT OF CHANGES IN REGULATIONS SURROUNDING THE IMPORTATION OF PHARMACEUTICALS FROM FOREIGN COUNTRIES AND CHANGES IN LAWS GOVERNING MINIMUM WAGE REQUIREMENTS, CHANGES IN THE COMPANY'S OPERATING STRATEGY, CAPITAL EXPENDITURE PLANS OR DEVELOPMENT PLANS, THE COMPANY'S ABILITY TO ATTRACT, HIRE AND RETAIN QUALIFIED PHARMACY AND OTHER PERSONNEL, THE COMPANY'S SIGNIFICANT INDEBTEDNESS, LABOR DISTURBANCES, THE CONTINUED IMPACT OF, OR NEW OCCURRENCES OF, TERRORIST ATTACKS IN THE NEW YORK GREATER METROPOLITAN AREA AND ANY ACTIONS THAT MAY BE TAKEN IN RESPONSE, DEMOGRAPHIC CHANGES, THE COMPANY'S ABILITY TO LIMIT FRAUD AND SHRINK, AND RECALLS OF PHARMACEUTICAL PRODUCTS DUE TO HEALTH CONCERNS OR OTHER REASONS. THOSE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN DUANE READE'S REPORTS FILED WITH THE SEC FROM TIME TO TIME, INCLUDING ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY FEDERAL
SECURITIES LAWS, WE DO NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.


                                Tables to follow

                                                                            DUANE READE HOLDINGS, INC.
                                                                 Consolidated Statements of Operations (Unaudited)
                                                                                  (In thousands)

                                                          FOR THE 13 WEEKS ENDED                  FOR THE 39 WEEKS ENDED
                                                     -------------------------------         -------------------------------
                                                       Sept. 24,           Sept. 25,           Sept. 24,          Sept. 25,
                                                         2005              2004  (1)             2005              2004  (2)
                                                     -----------         -----------         -----------         -----------
Net sales                                            $   378,557         $   380,429         $ 1,172,824         $ 1,165,851
Cost of sales                                            305,866             309,673             948,729             939,206
                                                     -----------         -----------         -----------         -----------
Gross profit                                              72,691              70,756             224,095             226,645
                                                     -----------         -----------         -----------         -----------
Selling, general & administrative expenses                67,950              61,144             196,990             179,711
Labor contingency expense                                  1,100               1,100               3,300               3,300
Transaction expense                                          236              37,504                 817              40,123
Depreciation and amortization                             17,816              10,876              53,313              29,182
Store pre-opening expenses                                   114                 471                 264                 836
Other                                                      1,454              25,291               4,636              25,291
                                                     -----------         -----------         -----------         -----------
                                                          88,670             136,386             259,320             278,443
                                                     -----------         -----------         -----------         -----------
Operating loss                                           (15,979)            (65,630)            (35,225)            (51,798)
Interest expense, net                                     12,654               7,566              35,318              14,260
                                                     -----------         -----------         -----------         -----------
Loss before income taxes                                 (28,633)            (73,196)            (70,543)            (66,058)
Income tax benefit                                       (12,885)            (34,187)            (31,704)            (31,337)
                                                     -----------         -----------         -----------         -----------
Net loss                                             $   (15,748)        $   (39,009)        $   (38,839)        $   (34,721)
                                                     ===========         ===========         ===========         ===========

(1) The figures shown reflect the combined results for the third quarter 2004 predecessor, Duane Reade Inc., (June 27, 2004 through July 30, 2004) and successor, Duane Reade Holdings, Inc. (July 31, 2004 through September 25, 2004) periods. The actual results for each individual period referenced are detailed on the following page.

(2) The figures shown reflect the combined results for the nine month 2004 predecessor (December 28, 2003 through July 30, 2004) and successor (July 31, 2004 through September 25, 2004) periods. The actual results for each individual period referenced are detailed on the following page.

                                                                     DUANE READE HOLDINGS, INC. (SUCCESSOR)
                                                                         DUANE READE INC. (PREDECESSOR)
                                                               Consolidated Statements of Operations (Unaudited)
                                                                                (In thousands)

                                              SUCCESSOR     PREDECESSOR                    SUCCESSOR     PREDECESSOR
                                             -----------    -----------                   -----------    -----------
                                              Period from    Period from                   Period from    Period from      Total
                                             July 31, 2004  June 27, 2004      Total      July 31, 2004  Dec. 28, 2003     Third
                                                through        through         Third         through        through       Quarter
                                               Sept. 25        July 30        Quarter       Sept. 25,       July 30        2004
                                                 2004           2004            2004          2004           2004      Year-to-Date
                                             -----------    -----------    -----------    -----------    -----------   -----------
Net sales                                    $   238,050    $   142,379    $   380,429    $   238,050    $   927,801   $ 1,165,851
Cost of sales                                    194,116        115,557        309,673        194,116        745,090       939,206
                                             -----------    -----------    -----------    -----------    -----------   -----------
Gross profit                                      43,934         26,822         70,756         43,934        182,711       226,645
                                             -----------    -----------    -----------    -----------    -----------   -----------
Selling, general & administrative expenses        37,418         23,726         61,144         37,418        142,293       179,711
Labor contingency expense                            689            411          1,100            689          2,611         3,300
Transaction expense                               37,118            386         37,504         37,118          3,005        40,123
Depreciation and amortization                      7,280          3,596         10,876          7,280         21,902        29,182
Store pre-opening expenses                           366            105            471            366            470           836
Other                                             25,291             --         25,291         25,291             --        25,291
                                             -----------    -----------    -----------    -----------    -----------   -----------
                                                 108,162         28,224        136,386        108,162        170,281       278,443
                                             -----------    -----------    -----------    -----------    -----------   -----------
Operating (loss) income                          (64,228)        (1,402)       (65,630)       (64,228)        12,430       (51,798)
Interest expense, net                              6,283          1,283          7,566          6,283          7,977        14,260
                                             -----------    -----------    -----------    -----------    -----------   -----------
(Loss) income before income taxes                (70,511)        (2,685)       (73,196)       (70,511)         4,453       (66,058)
Income tax (benefit) provision                   (32,473)        (1,714)       (34,187)       (32,473)         1,136       (31,337)
                                             -----------    -----------    -----------    -----------    -----------   -----------
Net (loss) income                            $   (38,038)   $      (971)   $   (39,009)   $   (38,038)   $     3,317   $   (34,721)
                                             ===========    ===========    ===========    ===========    ===========   ===========

                                                                                 DUANE READE HOLDINGS, INC.
                                                                                Consolidated Balance Sheets
                                                                                      (In thousands)

                                                                            September 24,        December 25,
                                                                                2005                 2004
                                                                            -------------        ------------
                                                                             (Unaudited)

Current Assets
       Cash                                                                   $  1,321             $  1,329
       Receivables, net (1)                                                     54,158               58,056
       Inventories (2)                                                         258,316              262,323
       Current Portion of Deferred Taxes                                        13,445                9,027
       Prepaid Expenses and Other Current Assets                                22,819               35,716
                                                                              --------             --------
         Total Current Assets                                                  350,059              366,451

Property and Equipment, net                                                    230,102              224,460
Goodwill                                                                        52,216               52,216
Other Assets (3)                                                               274,728              297,032
                                                                              --------             --------
         Total Assets                                                         $907,105             $940,159
                                                                              ========             ========

Current Liabilities
       Accounts Payable                                                       $ 73,140             $ 80,154
       Accrued Expenses (4)                                                     42,938               64,944
       Current Portion of Senior Debt and Capital Leases (5) (6)               142,849              154,650
                                                                              --------             --------
         Total Current Liabilities                                             258,927              299,748

Long Term Debt and Capital Leases (5)                                          414,038              357,040
Deferred Income Taxes                                                           20,644               47,971
Other Liabilities (7)                                                           68,212               51,351
                                                                              --------             --------
         Total Liabilities                                                     761,821              756,110
                                                                              --------             --------

Total Stockholders' Equity                                                     145,284              184,049
                                                                              --------             --------

         Total Liabilities and Stockholders' Equity                           $907,105             $940,159
                                                                              ========             ========

(1) Includes third party pharmacy receivables of $34,365 and $37,498 at September 24, 2005 and December 25, 2004, respectively. The decrease in the third party pharmacy receivable is partly due to the timing of receipts in relation to the December 2004 year end date.

(2) Decrease in inventory from December 25, 2004 reflects inventory management initiatives and the impact of the closure of six net stores in 2005.

(3) Decrease in other assets from December 25, 2004 is primarily due to the increased amortization of intangible assets resulting from the valuation step-up in connection with the Oak Hill acquisition.

(4) Decrease in accrued expenses from December 25, 2004 is primarily due to scheduled payments totaling $23 million made in connection with the termination of obligations related to the Chairman's SERP. Approximately $14.3 million of this was offset by funds from the cash surrender value of a split dollar life insurance policy that was included in other current assets.

(5) Increase in debt and capital leases from December 25, 2004 of $45.2 million reflects the addition of a $13.5 million capital lease that replaced an operating lease for photo processing equipment at our stores, net borrowings of approximately $8.7 million for the payments associated with the termination of obligations related to the Chairman's SERP, litigation and consulting expenses that were approximately $6.8 million higher than the previous year, and general working capital borrowings over the first nine months of the current year.

(6) The outstanding revolver loan balance of $139.8 million has been classified as a current liability at September 24, 2005 because cash receipts controlled by the lenders are used to reduce outstanding debt, and the Company does not meet the criteria under FAS 6 - "Classification of Short-Term Obligations Expected to be Refinanced," to reclassify the debt as long-term. It should be noted that this reclassification is not a result of a change in status or compliance with the terms of this indebtedness. We have also revised the classification of the outstanding revolver balance of $153.9 million at December 25, 2004 to conform with this presentation. The Company expects to continue to borrow under this facility until its maturity in 2008.

(7) Increase in other liabilities from December 25, 2004 is primarily due to deferred marketing income and the additional labor contingency and deferred rent accruals recorded during the period.

                                                                                    DUANE READE HOLDINGS, INC.
                                                                                           Operating Data
                                                                                            (Unaudited)
                                                                                        (Dollars in thousands)

                                                                     FOR THE 13 WEEKS ENDED              FOR THE 39 WEEKS ENDED
                                                                   -------------------------          --------------------------
                                                                   Sept. 24,         Sept. 25,         Sept. 24,         Sept. 25,
                                                                     2005            2004 (1)            2005            2004 (2)
                                                                   --------          -------          ---------          -------
LIFO EBITDA (3)                                                    $  3,173          $ 8,350          $  22,205          $45,307
LIFO (Income) Expense (4)                                               300              277                384              951
                                                                   --------          -------          ---------          -------
FIFO EBITDA (3)                                                    $  3,473          $ 8,627          $  22,589          $46,258
                                                                   ========          =======          =========          =======

FIFO EBITDA as a percentage of net sales                                0.9%             2.3%               1.9%             4.0%

Adjusted FIFO EBITDA (5)                                           $  8,158          $12,462          $  37,891          $53,920

Adjusted FIFO EBITDA as a percentage of sales                           2.2%             3.3%               3.2%             4.6%

Capital expenditures                                               $  4,076          $ 5,941          $  18,386          $22,123
Lease acquisitions and other investing activities                  $  1,140          $11,041          $   6,904          $22,558

Same-store sales growth                                                 2.1%             0.5%               1.4%             0.8%
Pharmacy same-store sales growth                                        0.3%             5.1%               0.7%             5.4%
Front-end same-store sales growth                                       3.7%            -3.2%               2.0%            -2.8%
Pharmacy sales as a % of net sales                                     48.1%            50.3%              48.8%            50.2%
Third Party sales as a % of
   prescription sales                                                  92.6%            92.3%              92.7%            92.2%

Average weekly prescriptions
   filled per store (6)                                                 780              790                816              824

Number of stores at end of period                                                                           249              255
Retail square footage at end of period                                                                1,732,174        1,784,832
Average store size (sq.ft.) at end of period                                                              6,957            6,999

(1) The figures shown reflect the combined results for the third quarter 2004 predecessor (June 27, 2004 through July 30, 2004) and successor (July 31, 2004 through September 25, 2004) periods.

(2) The figures shown reflect the combined results for the nine month 2004 predecessor (December 28, 2003 through July 30, 2004) and successor (July 31, 2004 through September 25, 2004) periods.

(3) As used in this report, FIFO EBITDA means earnings before interest, income taxes, depreciation, amortization, debt extinguishment, expenses related to the acquisition transaction, labor contingency expense, non-cash charges and credits related to the LIFO inventory valuation method, extraordinary charges and other non-recurring charges. We believe that FIFO EBITDA, as presented, represents a useful measure of assessing the performance of our ongoing operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring items. Targets and positive trends in FIFO EBITDA are used as performance measures for determining certain compensation of management. FIFO EBITDA is also used as a performance measure in our various debt agreements. LIFO EBITDA reflects FIFO EBITDA adjusted to include the effect of non-cash charges and credits related to the LIFO inventory valuation method.

We understand that, although security analysts frequently use FIFO EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. FIFO EBITDA is not intended as an alternative to net income as an indicator of our operating performance, or as an alternative to any other measure of performance in conformity with generally accepted accounting principles, nor as an alternative to cash flow from operating activities as a measure of liquidity.

Reconciliations of net (loss) income to FIFO EBITDA and operating cash flow for each period included above and highlighted elsewhere in this document are provided on the following pages of this press release.

(4) LIFO expense for the 39 weeks ended September 24, 2005 includes the remaining portion of the purchase accounting valuation step-up of $0.5 million, offset by the anticipated impact of inflation of $0.9 million.

(5) As used in this report, Adjusted FIFO EBITDA means FIFO EBITDA as defined above, adjusted to exclude non-cash rent expense and certain charges related to the acquisition transaction, inventory valuation step-up adjustment and certain CEO payments that are not included in the definition of EBITDA used for our various debt agreements.

(6) Comparative stores only, does not include new stores.

                                                     DUANE READE HOLDINGS, INC.
                            Reconciliation of Net Sales to Net Sales Before Inclusion of Resale Activity
                                                           (in thousands)

                                                                     FOR THE 13 WEEKS ENDED              FOR THE 39 WEEKS ENDED
                                                                  ---------------------------        ----------------------------
                                                                   Sept. 24,         Sept. 25,        Sept. 24,        Sept. 25,
                                                                      2005           2004 (1)           2005            2004 (2)
                                                                  ---------         ---------        ----------        ----------
Net sales                                                         $ 378,557         $ 380,429        $1,172,824        $1,165,851
Resale activity                                                      19,337            30,788            72,343           101,452
                                                                  ---------         ---------        ----------        ----------
Net sales before inclusion of resale activity                     $ 359,220         $ 349,641        $1,100,481        $1,064,399
                                                                  ---------         ---------        ----------        ----------


                                              Reconciliation of EBITDA to Net Loss and
                                          Net Cash Used in Operating Activities (Unaudited)
                                                           (in thousands)

                                                                  FOR THE 13 WEEKS ENDED              FOR THE 39 WEEKS ENDED
                                                                --------------------------          --------------------------
                                                                Sept. 24,         Sept. 25,         Sept. 24,         Sept. 25,
                                                                   2005            2004 (1)            2005             2004 (2)
                                                                --------          --------          --------          --------
FIFO EBITDA                                                     $  3,473          $  8,627          $ 22,589          $ 46,258
LIFO (Income) Expense                                                300               277               384               951
                                                                --------          --------          --------          --------
LIFO EBITDA                                                        3,173             8,350            22,205            45,307

Depreciation and amortization                                    (17,816)          (10,876)          (53,313)          (29,182)
Labor contingency expense                                         (1,100)           (1,100)           (3,300)           (3,300)
Transaction expense                                                 (236)          (37,504)             (817)          (40,123)
CEO SERP settlement                                                   --           (24,500)               --           (24,500)
Interest expense                                                 (12,654)           (7,566)          (35,318)          (14,260)
Income taxes                                                      12,885            34,187            31,704            31,337
                                                                --------          --------          --------          --------
Net loss                                                        $(15,748)         $(39,009)         $(38,839)         $(34,721)
                                                                --------          --------          --------          --------

Net loss                                                         (15,748)          (39,009)          (38,839)          (34,721)
Adjustments to reconcile net loss
     to cash used in operating activities:
  Depreciation and amortization of property                        8,163             6,400            24,441            18,877
  Amortization of intangibles and
    deferred financing costs                                      10,681             5,354            31,641            12,137
  Deferred tax provision                                         (12,886)          (29,347)          (31,744)          (26,573)
  Non-cash rent expense                                            3,231             3,044            10,132             6,871
  (Gain) loss on sale of property                                 (2,104)               --            (2,104)               --
Changes in operating assets and liabilities
(net of effect of acquisitions):
  Receivables                                                     (1,702)           (1,468)            3,898            (2,031)
  Inventories                                                     19,653            (2,803)            4,466            (3,136)
  Accounts payable                                               (14,877)            3,282            (6,589)           (5,205)
  Prepaid and accrued expenses                                     3,803            25,229           (12,088)           28,287
  Other assets/liabilities, net                                      (57)            8,835             6,274             5,050
                                                                --------          --------          --------          --------
Cash used in operating activities                               $ (1,843)         $(20,483)         $(10,512)         $   (444)
                                                                --------          --------          --------          --------

Calculation of Adjusted FIFO EBITDA

FIFO EBITDA as above                                            $  3,473          $  8,627          $ 22,589          $ 46,258

Purchase accounting inventory
valuation adjustment (3)                                              --                --               534                --
Non-cash rent expense                                              3,231             3,044            10,132             6,871
CEO long term cash award                                             225               156               675               156
Oak Hill management fee                                              313               216               938               216
CEO life insurance policy conversion cost                            732               419             1,975               419
CEO 280g tax indemnity expense                                       184                --             1,048                --
                                                                --------          --------          --------          --------
Adjusted FIFO EBITDA                                            $  8,158          $ 12,462          $ 37,891          $ 53,920
                                                                ========          ========          ========          ========

(1) The figures shown reflect the combined results for the third quarter 2004 predecessor (June 27, 2004 through July 30, 2004) and successor (July 31, 2004 through September 25, 2004) periods. The actual results for each individual period referenced are detailed on the following page.

(2) The figures shown reflect the combined results for the nine month 2004 predecessor (December 28, 2003 through July 30, 2004) and successor (July 31, 2004 through September 25, 2004) periods. The actual results for each individual period referenced are detailed on the following page.

(3) The application of purchase accounting under SFAS 141 resulted in an increase in the inventory valuation by $8.5 million over FIFO cost as of July 30, 2004. During the quarter ended December 25, 2004, approximately $7.9 million of this non-cash purchase accounting adjustment was charged to cost of sales on a FIFO EBITDA basis. The balance of the purchase accounting adjustment was charged to cost of sales during the first quarter of 2005.

                                               DUANE READE HOLDINGS, INC. (SUCCESSOR)
                                                   DUANE READE INC. (PREDECESSOR)

                            Reconciliation of Net Sales to Net Sales Before Inclusion of Resale Activity
                                                           (in thousands)

                                             SUCCESSOR      PREDECESSOR                    SUCCESSOR     PREDECESSOR
                                          --------------   -------------                --------------  -------------
                                           Period from      Period from      Total       Period from    Period from        Total
                                          July 31, 2004    June 27, 2004     Third      July 31, 2004   Dec. 28, 2003      Third
                                             through          through       Quarter        through        through      Quarter 2004
                                          Sept. 25, 2004   July 30, 2004     2004      Sept. 25, 2004  July 30, 2004   Year-to-Date
                                          --------------   -------------  ----------   --------------  -------------   ------------
Net sales                                   $  238,050     $  142,379     $  380,429     $  238,050      $  927,801     $1,165,851
Resale activity                                 20,494         10,294         30,788         20,494          80,958        101,452
                                            ----------     ----------     ----------     ----------      ----------     ----------
Net sales before inclusion of
resale activity                             $  217,556     $  132,085     $  349,641     $  217,556      $  846,843     $1,064,399
                                            ==========     ==========     ==========     ==========      ==========     ==========

                                          Reconciliation of EBITDA to Net (Loss) Income and
                                   Net Cash (Used In) Provided by Operating Activities (Unaudited)
                                                           (in thousands)

                                              SUCCESSOR      PREDECESSOR                   SUCCESSOR     PREDECESSOR
                                            -------------   -------------               --------------  -------------
                                             Period from      Period from     Total       Period from     Period from     Total
                                            July 31, 2004    June 27, 2004    Third      July 31, 2004   Dec. 28, 2003    Third
                                               through         through       Quarter       through         through     Quarter 2004
                                           Sept. 25, 2004   July 30, 2004     2004      Sept. 25, 2004  July 30, 2004  Year-to-Date
                                           --------------   -------------  ----------   --------------  -------------  ------------
FIFO EBITDA                                 $     5,519    $     3,108    $     8,627    $     5,519    $    40,739    $    46,258
LIFO Expense                                        160            117            277            160            791            951
                                            -----------    -----------    -----------    -----------    -----------    -----------
LIFO EBITDA                                       5,359          2,991          8,350          5,359         39,948         45,307

Depreciation and amortization                    (7,280)        (3,596)       (10,876)        (7,280)       (21,902)       (29,182)
Labor contingency expense                          (689)          (411)        (1,100)          (689)        (2,611)        (3,300)
Transaction expense                             (37,118)          (386)       (37,504)       (37,118)        (3,005)       (40,123)
CEO SERP settlement                             (24,500)            --        (24,500)       (24,500)            --        (24,500)
Interest expense                                 (6,283)        (1,283)        (7,566)        (6,283)        (7,977)       (14,260)
Income taxes                                     32,473          1,714         34,187         32,473         (1,136)        31,337
                                            -----------    -----------    -----------    -----------    -----------    -----------
Net (loss) income                           $   (38,038)   $      (971)   $   (39,009)   $   (38,038)   $     3,317    $   (34,721)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Net (loss) income                               (38,038)          (971)       (39,009)       (38,038)         3,317        (34,721)
Adjustments to reconcile net (loss)
     income to cash (used in) provided
     by operating activities:
  Depreciation and amortization of property       4,009          2,391          6,400          4,009         14,868         18,877
  Amortization of goodwill, intangibles and
    deferred financing costs                      4,002          1,352          5,354          4,002          8,135         12,137
  Deferred tax provision                        (32,473)         3,126        (29,347)       (32,473)         5,900        (26,573)
  Non-cash rent expense                           2,488            556          3,044          2,488          4,383          6,871
Changes in operating assets and liabilities
(net of effect of acquisitions):
  Receivables                                     1,026         (2,494)        (1,468)         1,026         (3,057)        (2,031)
  Inventories                                    (7,521)         4,718         (2,803)        (7,521)         4,385         (3,136)
  Accounts payable                               14,842        (11,560)         3,282         14,842        (20,047)        (5,205)
  Prepaid and accrued expenses                   27,540         (2,311)        25,229         27,540            747         28,287
  Other assets/liabilities, net                   2,129          6,706          8,835          2,129          2,921          5,050
                                            -----------    -----------    -----------    -----------    -----------    -----------
Cash (used in) provided by
operating activities                        $   (21,996)   $     1,513    $   (20,483)   $   (21,996)   $    21,552    $      (444)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Calculation of Adjusted FIFO EBITDA

FIFO EBITDA as above                        $     5,519    $     3,108    $     8,627    $     5,519    $    40,739    $    46,258

Non-cash rent expense                             2,488            556          3,044          2,488          4,383          6,871
CEO long term cash award                            156             --            156            156             --            156
Oak Hill management fee                             216             --            216            216             --            216
CEO life insurance policy
conversion cost                                     419             --            419            419             --            419
                                            -----------    -----------    -----------    -----------    -----------    -----------
Adjusted FIFO EBITDA                        $     8,798    $     3,664    $    12,462    $     8,798    $    45,122    $    53,920
                                            ===========    ===========    ===========    ===========    ===========    ===========